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                                                                     Exhibit 2.3

                               FIRST AMENDMENT

                                      TO

                           ASSET PURCHASE AGREEMENT

     This First Amendment to Asset Purchase Agreement (this "First Amendment") is made and entered into as of this 29th day of May, 2001, by and between CPM Acquisition Corp., a Delaware corporation ("Buyer"), and Consolidated Process Machinery, Inc., a California corporation ("Seller") and Debtor and Debtor in Possession under a case (the "Case") in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court"), and amends that certain Asset Purchase Agreement, dated as of March 21, 200l (the "Purchase Agreement"), by and between Seller and Buyer.

     WHEREAS, Buyer and Seller have previously entered into the Purchase Agreement; and

     WHEREAS, Buyer and Seller desire to amend the Purchase Agreement as set forth herein; and

     WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.  The following new Section 1.1.8 is hereby added to the Purchase Agreement:

          1.1.8  Purchased Subsidiary Cash. Cash owned by the Purchased
                 -------------------------
     Subsidiaries as follows: (i) cash owned by CPM Pacific (Private) Ltd in an amount equal to the domestic currency equivalent of US$100,000; (ii) cash owned by CPM Europe S.A. in an amount equal to the domestic currency equivalent of US$40,000; (iii) cash owned by CPM Europe B.V. in an amount equal to the domestic currency equivalent of US$280,000; (iv) cash owned by CPM Europe Ltd in an amount equal to the domestic currency equivalent of US$50,000; (v) cash owned by California Pellet Mill Europe Ltd. in an, amount equal to the domestic currency equivalent of US$10,000, and (vi) any amount greater than the sums enumerated above shall be deemed Purchased Subsidiary Cash only to the extent of the value of such amount after deduction of any applicable taxes, fees or other charges assessed on the repatriation of such amount. (collectively, the actual amounts on the date hereof, "Purchased Subsidiary Cash"),

2. Section 1.2, subparagraph (ii) of the Purchase Agreement is hereby amended to read as follows: "(ii) all cash (other than Purchased Subsidiary Cash), cash equivalents and marketable securities (including cash, cash equivalents and marketable securities, other than Purchased Subsidiary Cash, owned by the Purchased Subsidiaries);"
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3.  Section 1.2 of the Purchase Agreement is hereby amended by adding, at the end thereof, the following new sentence:

    "Buyer shall use all reasonable efforts to cause the payment to Seller of any amount previously declared as a dividend by CPM Pacific (Private) Ltd. ("CPM Pacific") in respect of cash on hand on the Closing Date at CPM Machinery (Wuxi) Pte. Ltd. ("Wuxi"), to the extent such cash can be lawfully removed from the Peoples Republic of China, and in respect of cash payments in at least the amount of $460,227 for purchases made by Wuxi from CPM Pacific (which amount Seller certifies to Buyer as being in transit from Wuxi to CPM Pacific at the time of Closing); provided, however, that any
                                                 --------  -------
    such payment shall be made to Seller after deduction of any and all applicable taxes, fees or charges of any kind whatsoever, including any applicable taxes in respect of dividends declared prior to the Closing.

5. Section 2.3.3 of the Purchase Agreement is hereby deleted in its entirety and the following new Section 2.3.3 substituted in is place:

               2.3.3 If the Modified Working Capital Statement reflects Modified Working Capital of greater than $18,900,000, then Seller shall be entitled to payment in the amount of such excess (the "Seller Closing Adjustment") in immediately available funds, provided, however, that under no circumstances shall Buyer be obligated to make payment in respect of the Seller Closing Adjustment in excess of $500,000 plus the Purchased Subsidiary Cash.

6.   The following new Section 3.3.6 is hereby added to the Purchase Agreement:

               3.3.6 A certificate signed on behalf of Seller and acceptable to Buyer certifying that all intercompany accounts by and among the Purchased Subsidiaries and Seller and/or any affiliate of Seller have been extinguished at or prior to the Closing, preserving only a payable in the amount of $180,000 owing from CPM Europe B.V. to Seller, Seller and Buyer agree that, notwithstanding anything herein to the contrary, the parties hereto agree that such payable shall not be paid directly but shall be netted against amounts owed by Seller to Buyer under Section 2.3.2 of the Purchase Agreement.

7. All references to the Purchase Agreement in each document annexed as an exhibit or schedule thereto shall be references to the Purchase Agreement as amended by this First Amendment.

8. The parties have, for purposes of prorations required under Section 3.5, credited Buyer in the amount of $500,000 for liabilities associated with income taxes payable by the Purchased Subsidiaries (the "Tax Amount"). The parties agree that such amount, together with all other prorations, shall be used as a basis for preparing the Modified Working Capital Statement. The parties further agree that if the Tax Amount, or any portion thereof, has been paid, such amount shall be treated as a prepayment and such amount shall be credited to the Seller in the Modified Working Capital Statement.

                                       2
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9.   Seller covenants to deliver to Buyer any technical drawings located at CPM
Brazil, Inc. relating to processing machinery (whether or not such drawings constitute Property) as soon as it gains control thereof and when such delivery is possible under applicable law, if ever.

10. Buyer and Seller have agreed to eliminate the Working Capital Escrow and in connection therewith, the deposit of Working Capital Escrow Amount shall not be made by Buyer at Closing. In lieu thereof, Seller shall receive a credit in the amount of One Million Ten Thousand Three Hundred Seventeen and 00/xx Dollars ($1,010,317.00) against any sums due to Buyer under Section 2.3.2 of the Purchase Agreement.

11. Except as expressly provided in this First Amendment, all of the terms and conditions of the Purchase Agreement and the exhibits and schedules thereto remain unchanged and in full force and effect.

12. This First Amendment may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed a fully executed agreement.

             [The remainder of this page intentionally left blank]

                                       3
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     IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered as of the date first above written.

                                            CPM Acquisition Corp.

                                            By:   /s/ I. Joseph Massoud
                                                  -------------------------
                                            Name: I. JOSEPH MASSOUD
                                                  -------------------------
                                            Its:  PRESIDENT
                                                  -------------------------

                                            Consolidated Process Machinery, Inc.
                                            Debtor and Debtor In Possession

                                            By:   /s/ John Elliott
                                                  -------------------------
                                            Name: John Elliott
                                                  -------------------------
                                            Its:  Vice President
                                                  -------------------------

                                       4
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                              CLOSING PRORATIONS

     As of the Closing on May 30, 2001, under the Asset Purchase Agreement by and between CPM Acquisition Corp., a Delaware corporation and Consolidated Process Machinery, Inc., a California corporation.

Purchase Price:                                             $52,000,000.00

            Prorations:

            (a)  Per Attached Schedule A   $   9,836.97
            (2)  Income Taxes on Foreign
                  Subsidiary (Estimated)    (500,000.00)
                                             ----------

                                           $ 490,163.03        (490,163.03)
                                             ==========         ----------

Net Purchase Price:                                          51,509,836.97
                                                             -------------

Less:   Elimination of Working Capital
        Escrow and credit towards
        Buyer Closing Adjustment                             (1,000,000.00)
                                                              ------------


Less:   Aggregate "stay" bonus obligation
        to be paid by Buyer                                    (460,000.00)

Total to Credit Lyonnaise /1/:                              $50,049,836.97
                                                             =============

Less: Deposit Escrow                                         (5,029,324.03)

Total Due from Buyer at Closing:                            $45,020,512.94
                                                             =============

                       [SIGNATURES APPEAR ON NEXT PAGE]

___________________
/1/ Includes Deposit Escrow plus Total Due from Buyer at Closing. Due not include $950, 163.03 that Buyer will pay Credit Lyonnaise to bring the total payment to Credit Lyonnaise to $51,000,000.00.
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                                          ACKNOWLEDGED AND AGREED AS OF THE DATE
                                          WRITTEN ABOVE:

                                          CONSOLIDATED PROCESS MACHINERY, INC.


                                          By:  /s/ John E. Elliott
                                               ---------------------
                                          Its: _____________________

                                          CPM ACQUISITlON CORP.

                                          By:
                                               ----------------------
                                          Its: President
                                               ----------------------